Exhibit (e)

Rule 466 Certification

The depositary, JPMorgan Chase Bank, N.A., represents and certifies the following:

(i)	That it previously had filed a registration statement on Form F-6 (File No. 333-220873), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement; and

(ii)	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Gregory A. Levendis
Name: Gregory A. Levendis
Title: Executive Director